UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2022

RLJ LODGING TRUST

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-35169	27-4706509
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Bethesda Metro Center Suite 1000, Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

(301) 280-7777

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares of beneficial interest, par value $0.01 per share	RLJ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On April 29, 2022, the Board of Trustees of RLJ Lodging Trust (the “Company”) authorized the repurchase from time to time by the Company of some combination of outstanding common shares of the Company, par value $0.01 per share (the “Common Shares”), and outstanding $1.95 Series A Cumulative Convertible Preferred Shares of the Company, par value $0.01 per share (the “Preferred Shares”), having an aggregate purchase price not to exceed $250,000,000 (the “2022 Share Repurchase Program”). Pursuant to the 2022 Share Repurchase Program, repurchases of Common Shares and Preferred Shares, if any, are authorized to be made during the period beginning May 9, 2022 through and including May 8, 2023, through open market purchases, privately negotiated transactions or in such other manner as will comply with the provisions of the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, subject to compliance with the Company’s existing credit facility or any other material agreement to which the Company is a party. Depending on market conditions and other factors, these repurchases may be commenced or suspended without prior notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLJ LODGING TRUST

Date: May 4, 2022	By:	/s/ Leslie D. Hale
Leslie D. Hale President and Chief Executive Officer